EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement and related Prospectus of our report dated July 3, 1997 included in the Annual Report on Form 10-K of Electro Scientific Industries, Inc. (the "Company") for the fiscal year ended May 31, 1997, our report dated August 15, 1997 included in the Company's Current Report on Form 8-K/A Amendment No. 1 dated August 21, 1997, and to all references to our Firm included in this registration statement.




                                       ARTHUR ANDERSEN LLP

Portland, Oregon,
September 18, 1997